UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2007

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On Tuesday, December 4, 2007, the registrant’s management conducted a presentation at the Calyon Securities US Airline Conference during which management reiterated that the Company expects unit revenue growth to increase in the fourth quarter of 2007 between 8% and 9% year over year and that the change in fourth quarter 2007 non-fuel unit costs would be flat to up 1% year over year.

•

Our estimate for jet fuel prices in the fourth quarter of 2007, including all taxes and fees and the benefit of hedges and fixed pricing arrangements, is in a range of approximately $2.45 to $2.50 per gallon. The following table depicts the percentage of our expected fuel consumption that is contracted for the remainder of 2007 and 2008 and the approximate average price per gallon, including taxes and fees:

PERIOD	EXPECTED FUEL HEDGED	PRICE PER GALLON (all-in)
Q4 2007	50%	$2.20
Q1 2008	18%	$2.50
Q2 2008	13%	$2.50
Q3 2008	10%	$2.51
Q4 2008	6%	$2.51
YE 2008	11%	$2.50

A copy of management’s presentation slides is attached hereto as Exhibit 99.1.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Presentation provided at the Calyon Securities US Airline Conference on December 4, 2007.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AirTran Holdings, Inc.

Date: December 5, 2007	By:	/s/ Stanley J. Gadek
Stanley J. Gadek
Senior Vice President Finance and Chief Financial Officer